EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Kyto Technology and Life Science Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Paul Russo, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: October 30, 2018 /s/ Paul Russo

Paul Russo

Chief Executive Officer, principal executive officer

Section 1350 Certification

In connection with the Quarterly Report of Kyto Technology and Life Science Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Simon Westbrook, Chief financial and accounting officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: October 30, 2018/s/ Simon Westbrook

Simon Westbrook

Chief Financial Officer, principal financial and accounting officer